Exhibit 5

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Four Times Square

New York, New York 10036

(212) 735-3000

June 25, 2013

Revlon Consumer Products Corporation

237 Park Avenue

New York, New York 10017

RE:	Revlon Consumer Products Corporation and the Guarantors
Listed on Schedules I and II Hereto
Registration Statement on Form S-4 (No. 333-188713)

Ladies and Gentlemen:

We have acted as special counsel to Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2021 (the “Exchange Notes”). The Indenture, dated as of February 8, 2013 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the Guarantors to the extent set forth in the Indenture (guarantees by the Guarantors are referred to herein as the “Guarantees”). The Exchange Notes are to be issued pursuant to an offer to exchange (the “Exchange Offer”) an aggregate principal amount of $500,000,000 of the Exchange Notes and the related Guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 5.75% Senior Notes due 2021 (the “Original Notes”) and the related guarantees under the Indenture, as contemplated by the Registration Rights Agreement, dated as of February 8, 2013 (the “Registration Rights Agreement”), by and among the Company, the Guarantors, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as the representatives of the initial purchasers of the Original Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As used herein, (i) “Delaware Guarantors” means those entities listed on Schedule I hereto, (ii) “New York Guarantors” means those entities listed on Schedule II hereto, (iii) “Guarantors” means, collectively, the Delaware Guarantors and the New York Guarantors and (iv) “Opinion Parties” means, collectively, the Company and the Guarantors.

Revlon Consumer Products Corporation

June 25, 2013

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement on Form S-4 (No. 333-188713) relating to the Exchange Notes and the Guarantees originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 20, 2013 and amended on the date hereof (as so amended, the “Registration Statement”);

(ii)	the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee filed as an exhibit to the Registration Statement;

(iii)	an executed copy of the Registration Rights Agreement;

(iv)	an executed copy of the Indenture;

(v)	the form of global certificate evidencing the Exchange Notes, included as an exhibit to the Indenture (the “Exchange Note Certificate”);

(vi)	the form of notation of guarantee of each of the Guarantors, to be endorsed on the Exchange Note Certificate (the “Notations of Guarantee”);

(vii)	an executed copy of a certificate of Michael T. Sheehan, Secretary of the Company and each of the Guarantors, dated the date hereof (the “Secretary’s Certificate”);

(viii)	a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of January 28, 2013, and certified pursuant to the Secretary’s Certificate;

(ix)	a copy of the Amended and Restated By-laws of the Company, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(x)	copies of each Delaware Guarantor’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of January 28, 2013, and certified pursuant to the Secretary’s Certificate;

(xi)	copies of each New York Guarantor’s Certificate of Incorporation, certified by the office of the Secretary of State of the State of New York as of January 28, 2013, and certified pursuant to the Secretary’s Certificate;

Revlon Consumer Products Corporation

June 25, 2013

(xii)	copies of each Guarantor’s By-laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(xiii)	copies of certain resolutions of the Board of the Company, adopted January 29, 2013 and February 1, 2013, and resolutions of the Pricing Committee thereof, adopted February 5, 2013, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, certified pursuant to the Secretary’s Certificate;

(xiv)	copies of the Actions by Written Consent of the Boards of Directors of each Guarantor, adopted January 29, 2013 and February 1, 2013, relating to the Exchange Offer, the Indenture, the Guarantees and related matters, certified pursuant to the Secretary’s Certificate;

(xv)	copies of certificates, each dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s and each Delaware Guarantor’s existence and good standing in the State of Delaware; and

(xvi)	copies of certificates, each dated the date hereof, from the office of the Secretary of State of the State of New York with respect to each New York Guarantor’s existence in the State of New York.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Opinion Parties, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect on such parties. We have also assumed that the terms of the Exchange Notes and the Guarantees have been established so as not to, and that the execution and delivery by any Opinion Party of any Transaction Document to which it is a party, and the performance by such Opinion Party of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any such Opinion Party or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement), (ii) any law, rule or regulation to which any such Opinion Party or any of its properties are subject

Revlon Consumer Products Corporation

June 25, 2013

(except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Exchange Note Certificate, the Guarantees, the Indenture and the Registration Rights Agreement are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Securities Act, the Indenture has been qualified under the Trust Indenture Act, the Exchange Notes (in the form filed as Exhibit 4.20 to the Registration Statement) and the Notations of Guarantee (in the form reviewed by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms.

The opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption

Revlon Consumer Products Corporation

June 25, 2013

“Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DELAWARE GUARANTORS

Almay, Inc.

Bari Cosmetics, Ltd.

OPP Products, Inc.

PPI Two Corporation

Revlon Consumer Corp.

Revlon Development Corp.

Revlon Government Sales, Inc.

Revlon International Corporation

Revlon Real Estate Corporation

RIROS Group Inc.

SinfulColors Inc.

SCHEDULE II

NEW YORK GUARANTORS

Charles Revson Inc.

North America Revsale Inc.

RIROS Corporation